Exhibit 5.2

CONSENT OF MARTIN WAFFORN, P. ENG.

The undersigned does hereby consent to the incorporation by reference in this Annual Report on Form 40-F of Pan American Silver Corp., which is being filed with the United States Securities and Exchange Commission, of references to and summaries of:

1.	a technical report entitled “Technical Report for the Quiruvilca Property, La Libertad, Peru” dated effective July 31, 2007 relating to the Quiruvilca property;
2.	a technical report entitled “43-101 Technical Report – Huaron Property, Cerro de Pasco, Peru” dated effective December 31, 2006 relating to the Huaron property;
3.	a technical report entitled “Technical Report for the La Colorada Property, Zacatecas, Mexico” dated effective September 30, 2007 relating to the La Colorada property;
4.	a technical report entitled “Feasibility Study Volume I – NI 43-101 Technical Report for Alamo Dorado Project, Alamos, Sonora, Mexico” dated March 31, 2005 relating to the Alamo Dorado property;
5.	a technical report entitled “Technical Report for the San Vincente Mine Expansion Project, Potosi Bolivia” dated effective June 6, 2007 relating to the San Vincente property; and
6.	a technical report entitled “Morococha Property Technical Report, Yauli Province, Peru” dated effective December 30, 2007 relating to the Morococha property;

(collectively, the “Incorporated Information”)

included in the Annual Information Form of Pan American Silver Corp. for the year ended December 31, 2008 (the “AIF”).

The undersigned does hereby confirm that he has read the AIF and the AIF fairly and accurately represents the Incorporated Information, and the AIF does not materially misrepresent, by omission or otherwise, any of the Incorporated Information.

The undersigned does also hereby consent to the incorporation by reference in the Registration Statements on Form F-10 (No. 333-156707) and on Form S-8 (No. 333-149580) of Pan American Silver Corp. of the Incorporated Information.

Dated this 30th day of March, 2009.

/s/ Martin Wafforn
Martin Wafforn, P. Eng.